UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017 (January 9, 2017)

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34106 (Commission File Number)	11-3820796 (I.R.S. Employer Identification No.)

9711 Washingtonian Boulevard, #550

Gaithersburg, MD 20850

(Address of principal executive offices) (zip code)

(908) 758-3787

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Exercise of Warrants

On January 10, 2017, RealBiz Media Group, Inc. (the “Company”) received an election to purchase notice (the “Notice”) from Anshu Bhatnagar, our Chief Executive Officer and a member of the Board of Directors. Pursuant to the Notice, Mr. Bhatnagar elected to exercise his warrants on a cashless basis resulting in the issuance of 9,249,629 shares of the Company’s common stock (the “Shares”). At this time, the Company does not have enough authorized capital stock to issue Mr. Bhatnagar the Shares. On November 18, 2016, the Company filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock on a one (1) for two hundred (200) basis which amendment became effective with the state on November 19, 2016 (the “Reverse Stock Split”). The Reverse Stock Split has not yet become effective with The OTC Markets. The Company will issue the Shares to Mr. Bhatnagar after the Reverse Stock Split is effective with The OTC Markets.

Issuance of Series A Preferred Stock

On January 9, 2016, the Company issued 100,000 shares of Series A Preferred Stock to Mr. Bhatnagar for $610.

The Shares and Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark Lucky

Effective January 9, 2017, Mark B. Lucky, age 58, was appointed as our Acting Chief Financial Officer.

Mr. Lucky is a certified public accountant and has more than 15 years of experience serving as a public company Chief Financial Officer. Since May 2014, Mr. Lucky has been a principal at Mid-Atlantic CFO Advisory Services, LLC (“Mid-Atlantic”) and through Mid-Atlantic has served as a consultant to the Company as well as served as an interim Chief Financial Officer to NuState Energy Holdings, Inc., Intelligent Living America, Inc., and Ronn Motor Group, Inc. From March 2007 until May 2014, Mr. Lucky served as the Chief Financial Officer of IceWeb Inc., and from March 2009 to April 2011 he served as a director and Chief Financial Officer of HASCO Medical, Inc. In addition, Mr. Lucky previously worked in several senior finance positions. Mr. Lucky served as Senior Director of Finance and interim Chief Financial Officer at Axys Pharmaceuticals, Inc., Manager of Operations Planning at The Walt Disney Company, Senior Consultant at PriceWaterhouseCoopers, LLC and Senior Auditor at KPMG. Mr. Lucky received a B.A. degree in Economics from the University of California, Los Angeles.

Mr. Lucky has been engaged by the Company as a consultant since September 2015. Pursuant to Mr. Lucky’s Consulting Agreement dated January 2, 2017, Mr. Lucky will receive (i) $8,000 per month for his consulting services through March, 31, 2017 and (ii) a bonus equal to 1.5% of the gross proceeds from any financing resulting from efforts/introductions made by Mr. Lucky for a period of 12 months from the effective date of the Consulting Agreement; provided, however, that such bonus shall not exceed $300,000. In addition, Mr. Lucky received a 5 year warrant to purchase up to 3,000,000 shares of the Company’s common stock at an exercise price of $0.006 per share. The warrant shall vest in full on April 1, 2017.

The foregoing descriptions of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Mr. Lucky does not have a family relationship with any of the executive officers or directors of the Company. Except for the compensation arrangement described above, there are no arrangements or understandings between Mr. Lucky and any other person pursuant to which he was appointed as interim Chief Financial Officer of the Company.

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Item 7.01 Regulation FD Disclosure

The Company has made available a presentation about its current business plan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information contained in the presentation is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements the Company may make by press release or otherwise from time to time. The presentation speaks as of the date of this Current Report. While the Company may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this Current Report, the Company specifically disclaims any obligation to do so.

The presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

The information set forth in this Report, including without limitation the presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting Agreement
99.1	RealBiz Media Group, Inc. presentation dated January 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: January 26, 2017	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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